Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-3

(Form Type)

REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA CAPITAL TRUST III

RGA CAPITAL TRUST IV

(Exact name of registrants as specified in their respective charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share (4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, par value $0.01 (4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares (4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Debt Securities (4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants (5)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Purchase Contracts (6)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Units (7)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Securities of RGA Capital Trust III	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Equity	Preferred Securities of RGA Capital Trust IV	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantees of Preferred Securities of RGA Capital Trust III and RGA Capital Trust IV (8)(9)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
Total Offering Amounts						N/A		N/A
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								N/A
(1)	Represents securities of Reinsurance Group of America, Incorporated (“RGA”) unless otherwise noted.
(2)

Includes such indeterminate number of shares of common stock and preferred stock of RGA, such indeterminate number or amount of depositary shares, warrants, purchase contracts and units of RGA, such indeterminate principal amount of debt securities of RGA, and such indeterminate number of shares of preferred securities (“preferred securities”) of RGA Capital Trust III and RGA Capital Trust IV (each an “RGA trust” and collectively, the “RGA trusts”) as may from time to time be issued by RGA or the RGA trusts at indeterminate prices. Debt securities of RGA may be issued and sold to the RGA trusts, in which event such debt securities may later be distributed to the holders of preferred securities of the RGA trusts upon a dissolution of any such RGA trust and the distribution of the assets thereof.

(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(4)

Also includes such indeterminate number of shares of preferred stock and common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. Also consists of such indeterminate number of shares of common stock or preferred stock, depositary shares or other securities of RGA to be issuable by RGA upon settlement of the warrants, purchase contracts or units of RGA. Debt securities of RGA may be issued and sold to the RGA trusts, in which event such debt securities may later be distributed to the holders of preferred securities of the RGA trusts upon a dissolution of any such RGA trust and the distribution of the assets thereof.

(5)	There is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, common stock or preferred stock registered hereunder.
(6)

Each purchase contract of the registrant obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, shares of common stock, preferred stock, depositary shares or warrants of RGA or preferred securities of an RGA trust.

(7)	Each unit consists of any combination of one or more of the securities being registered hereby or debt obligations of third parties, such as U.S. Treasury securities.
(8)

Includes the rights of holders of the preferred securities under the guarantees of preferred securities and back-up undertakings, consisting of obligations of RGA to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of, as applicable, the RGA trusts as set forth in the indenture and any applicable supplemental indentures thereto and the debt securities issued to the RGA trusts, in each case as further described in the registration statement.

(9)	No separate consideration will be received for the guarantees or any back-up undertakings.

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